UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 7, 2005

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (336) 768-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document contains 2 pages, excluding exhibits.

Item 8.01: Other Events

F. Scott Bauer, Chairman and Chief Executive Officer of Southern Community Financial Corporation (NASDAQ: SCMF and SCMFO) will speak at the Southeast 2005 Super-Community Bank Conference on February 9, 2005, at 3:00 P.M.

The two-day event will be held at the Hyatt Regency Hotel in Atlanta, Georgia on February 9th and 10th and will be webcast live at www.super-communitybanking.com. The webcast can also be accessed through Southern Community’s website at www.smallenoughtocare.com under Investor Relations.

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust a community bank, with eighteen banking offices throughout the Piedmont Triad region of North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on The NASDAQ National Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ Scott C. McLean

Scott C. McLean Senior Vice President

Date:	February 7, 2005